                                                                   Exhibit 10.25

                        EIGHTH AMENDMENT TO OFFICE LEASE
                        --------------------------------

      THIS EIGHTH AMENDMENT TO OFFICE LEASE (this "Eighth Amendment") is made as of the later of the dates accompanying a signature by Landlord and Tenant below, by and between BERKELEY FIRST CITY, LTD., a Delaware limited partnership ("Landlord"), and PENSON WORLDWIDE, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH:
                                   -----------

      WHEREAS, Landlord's predecessor-in-interest, F/P/D Master Lease, Inc., a Texas corporation ("Original Landlord"), and Tenant's predecessor-in-interest, Service Asset Management Company, a North Carolina corporation ("Original Tenant"), entered into that certain Office Lease dated as of May 20, 1998 (the "Original Lease"), with respect to the lease of approximately 31,478 square feet of Net Rentable Area (as defined in the Lease) on the 14th floor known as Suite 1400 of that certain office building known as 1700 Pacific (the "Building"), which Original Lease was amended by (i) that certain First Amendment to Office Lease dated as of July 16, 1998, (ii) that certain Second Amendment to Office Lease dated as of February 17, 1999, (iii) that certain Third Amendment to Office Lease dated as of September 20, 1999, (iv) that certain Fourth Amendment to Office Lease dated as of November 30, 1999, (v) that certain Fifth Amendment to Office Lease dated as of May 25, 2000, (vi) that certain Sixth Amendment to Office Lease dated as of January 9, 2001, and (vi) that certain Seventh Amendment to Office Lease dated as of July 9, 2001 (the Original Lease, as so amended, being hereinafter sometimes called the "Current Lease"), which currently relates to approximately 68,524 square feet of Net Rentable Area (as that term is defined in the Lease) on the 14th, 15th and 20th floors of the Building (such approximately 68,524 square feet of Net Rentable Area being hereinafter sometimes called the "Current Premises");

      WHEREAS, as documents ancillary to the Current Lease, Original Landlord and Original Tenant also entered into that certain Temporary Space License Agreement dated as of November 8, 1999 (the "Garage Space License"), which granted Original Tenant a temporary license to use space on the third floor of the On-Site Garage (as that term is defined in the Original Lease) for a back-up electrical generator, and that certain Antenna Site License Agreement dated as of February 15, 2001 (the "Antenna License"), which granted Original Tenant a license to use space on the roof of the Building for specified "Site Equipment" (as that term is defined in the Antenna License);

      WHEREAS, Original Landlord sold the Building to Landlord in June 2005; therefore, Landlord is the current owner of the Building;

      WHEREAS, in September 2000, Original Tenant changed its name to Penson Financial Services, Inc., as confirmed by an Application for Amended Certificate of Authority filed by Original Tenant with the Secretary of State of the State of Texas on September 25, 2000;

      WHEREAS, prior to the date of this Eighth Amendment, Original Tenant has assigned all of its rights and obligations under the Current Lease, the Garage Space License and the

EIGHTH AMENDMENT TO OFFICE LEASE

Antenna License to Tenant, which is the ultimate parent company of Original Tenant; and Tenant has assumed all such rights and obligations; and

      WHEREAS, Landlord and Tenant now desire to amend the Current Lease to expand the Current Premises, to extend the Term of the Current Lease (and, accordingly, the terms of the Garage Space License and the Antenna License) and to modify certain other provisions of the Current Lease as set forth herein, with the Current Lease, as modified by this Eighth Amendment, being sometimes referred to herein as "this Lease".

      NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Eighth Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

      1.    Expansions of Current Premises.
            ------------------------------

      (a) Effective as of July 1, 2006 (the "2006 Expansion Effective Date"), the Original Lease is hereby amended to include within the Leased Premises approximately 13,084 Rentable Square Feet on the 19th floor of the Building, as shown more particularly on Exhibit "A" attached hereto (such approximately 13,084 Rentable Square Feet being hereinafter sometimes called the "2006 Expansion Premises"); and as of the 2006 Expansion Effective Date, the 2006 Expansion Premises shall be added to the definition of "Leased Premises" as that term is used in this Lease. Accordingly, as of the 2006 Expansion Effective Date the Leased Premises for Tenant shall consist of approximately 81,608 Rentable Square Feet on the 14th, 15th, 19th and 20th floors of the Building.

      (b) Effective as of February 1, 2008 (the "2008 Expansion Effective Date"), this Lease is hereby amended to include within the Leased Premises the approximately 13,084 remaining Rentable Square Feet on the 19th floor of the Building, as shown more particularly on Exhibit "A" attached hereto (such approximately 13,084 remaining Rentable Square Feet being hereinafter sometimes called the "2008 Expansion Premises"); and as of the 2008 Expansion Effective Date, the 2008 Expansion Premises shall be added to the definition of "Leased Premises" as that term is used in this Lease. Accordingly, as of the 2008 Expansion Effective Date the Leased Premises for Tenant shall consist of approximately 94,692 Rentable Square Feet on the 14th, 15th, 19th and 20th floors of the Building.

      (c) The square footage recitations in this Paragraph 1 are subject to Tenant's further rights to expand pursuant to its right of first refusal prescribed in Paragraph 8 below.

      2. Extension of the Term of This Lease. The Term of the Current Lease, as well as the terms of the Garage License Agreement and the Antenna License Agreement, are scheduled to expire after the close of business on December 31, 2008. By their execution of this Eighth Amendment, Landlord and Tenant hereby agree that the Term of this Lease for the Current Premises, the 2006 Expansion Premises and the 2008 Expansion Premises shall continue through and including June 30, 2016 (with the date of June 30, 2016 being hereby substituted for the date of November 30, 2008 in the definition of "Expiration Date" on Page 2 of the Original Lease). Similarly, the terms of the Garage License Agreement and the Antenna License Agreement shall

EIGHTH AMENDMENT TO OFFICE LEASE
be extended accordingly. This Paragraph 2, however, is subject to the provisions of Paragraph 11 below.

      3. Minimum Rent. The definition of Minimum Rent on Page 2 of the Original Lease is hereby amended to be as follows: (a) for the period of the Lease Term through and including June 30, 2006, such Minimum Rent shall be as stated in the Current Lease; (b) commencing on the 2006 Expansion Effective Date and continuing through and including January 31, 2008, such Minimum Rent shall be $115,611.33 per month; and (c) commencing on the 2008 Expansion Effective Date and continuing through and including the Expiration Date of this Lease, such Minimum Rent shall be $134,147.00 per month.

      4.    Tenant's Proportionate Share; Base Year for Operating Costs.
            -----------------------------------------------------------

      (a) For the period of the Lease Term through and including June 30, 2006, Tenant's Proportionate Share of any Excess Operating Costs shall continue to be calculated as prescribed in the Current Lease. Commencing on the 2006 Expansion Effective Date and continuing through and including January 31, 2008, Tenant's Proportionate Share of any Excess Operating Costs shall be 6.088%, i.e., based upon a total of 81,608 Rentable Square Feet Rental Square in the Leased Premises, in lieu of the 5.112% share set forth in Paragraph 4 of the above-mentioned Sixth Amendment to Office Lease. Commencing on the 2008 Expansion Effective Date and continuing through and including the Expiration Date of this Lease, Tenant's Proportionate Share of any Excess Operating Costs shall be 7.064%, i.e., based upon the total of 94,692 Rentable Square Feet Rental Square in the Leased Premises.

      (b) On and after the 2006 Expansion Effective Date and continuing through and including the Expiration Date of this Lease the Base Year for Operating Costs shall become calendar year 2006.

      5.    "AS IS"; Improvement Allowances.
            -------------------------------

      (a) Tenant acknowledges that it has made a complete examination and inspection of the Premises and accepts the same in its current condition, "AS IS, WHERE IS", without recourse to Landlord, and Landlord shall have no obligation to complete any improvements to the Premises. ADDITIONALLY, LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE PREMISES. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY, HABITABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY DISCLAIMED, NEGATED AND WAIVED. This Paragraph 5(a), however, is subject to the lease amendments set out in Paragraph 12 below.

      (b) The parties further agree that at any time prior to October 1, 2006, Tenant may request from Landlord a reimbursement for out-of-pocket costs which Tenant has incurred in remodeling the Current Premises and/or the 2006 Expansion Premises; and provided that Tenant is not then in default under this Lease beyond applicable grace periods, Landlord will reimburse Tenant for up to $735,140.00 of Tenant's out-of-pocket costs. Such $735,140.00 amount has been calculated by multiplying $30.00 times the Rentable Square Feet in the 2006 Expansion

EIGHTH AMENDMENT TO OFFICE LEASE

Premises and $5.00 times the Rentable Square Feet in the Current Premises; however, the entire $735,140.00 (the "2006 Allowance") may be used for improvements in the Current Premises, in the 2006 Expansion Premises, or allocated between the Current Premises and the 2006 Expansion Premises as Tenant so chooses. Notwithstanding the immediately preceding sentence to the contrary, the 2006 Allowance shall be reduced by 5% of the amounts so requested by Tenant, in order to account for a construction management fee payable to Landlord on account of Landlord's coordination efforts and costs in facilitating Tenant's remodeling activities. In connection with the remodeling for which a reimbursement is prescribed in this subparagraph (b), Landlord and Tenant further agree that the construction contract for such remodeling shall be executed by Landlord after approval thereof by both Landlord and Tenant; moreover, both Landlord and Tenant also agree that Landlord shall pay the cost of such remodeling until the above-stated allowance has been reduced to zero, after which time Tenant shall pay all remaining costs and shall indemnify Landlord from any claims by the contractors on account of such remaining costs.

      (c) The parties further agree that at any time which is after the 2008 Expansion Effective Date and prior to May 1, 2008, Tenant may request from Landlord a reimbursement for out-of-pocket costs which Tenant has incurred in remodeling the 2008 Expansion Premises; and provided that Tenant is not then in default under this Lease beyond applicable grace periods, Landlord will reimburse Tenant for up to $330,371.00 (the "2008 Allowance") of Tenant's out-of-pocket costs in remodeling the 2008 Expansion Premises, such $330,371.00 amount for the 2008 Allowance having been calculated by multiplying $30.00 times the Rentable Square Feet in the 2008 Expansion Premises and then multiplying that product times 84.1667% (the percentage of the 120-month Lease Term prescribed in Paragraph 2 above which will be remaining as of the 2008 Expansion Effective Date). Notwithstanding the immediately preceding sentence to the contrary, the 2008 Allowance shall be reduced by 5% of the amounts so requested by Tenant, in order to account for a construction management fee payable to Landlord on account of Landlord's coordination efforts and costs in facilitating Tenant's remodeling activities.

      6.    Parking.
            -------

      (a) For the period of the Lease Term through and including June 30, 2006, Tenant's parking privileges shall continue to be as prescribed in the Current Lease. Effective as of the 2006 Expansion Effective Date and continuing through January 31, 2008, Tenant's parking permits, as originally explained in Paragraph53 of the Original Lease, shall be amended to provide that Landlord shall provide Tenant, in lieu of the parking permits specified in the Current Lease, sixteen (16) permits for unassigned, unreserved parking in the On-Site Garage, as that term is defined in the Current Lease (the "On-Site Unreserved Permits") and ninety (90) permits for unassigned, unreserved parking in the Off-Site Garage, as that term is defined in the Current Lease (the "Off-Site Permits").

      (b) Effective as of the 2008 Expansion Effective Date and continuing throughout the remainder of the Term of this Lease, Tenant's parking permits, as originally explained in Paragraph53 of the Original Lease, shall be amended to provide that Landlord shall provide Tenant, in lieu of the parking permits specified in subsection (a) immediately above, eighteen (18) permits for unassigned, unreserved parking in the On-Site Garage, as that term is defined in

EIGHTH AMENDMENT TO OFFICE LEASE
the Current Lease (the "On-Site Unreserved Permits") and one hundred two (102) permits for unassigned, unreserved parking in the Off-Site Garage, as that term is defined in the Current Lease (the "Off-Site Permits").

      (c) For the period of the Lease Term through and including June 30, 2006, Tenant's Parking Fees shall continue to be calculated as prescribed in the Current Lease. Effective as of the 2006 Expansion Effective Date and throughout the remainder of the Term of this Lease, Tenant shall pay Landlord or Landlord's designated agent, as monthly Parking Fees, the sum of the following: (i) an amount determined by multiplying (A) $200.00, plus applicable sales tax, per month, times (B) the number of On-Site Unreserved Permits which Tenant then has a right to under this Eighth Amendment; plus (II) an amount determined by multiplying (A) $100.00 per month, plus applicable sales tax, times (B) the number of Off-Site Permits, which Tenant then has a right to under this Eighth Amendment, Such Parking Fees shall be payable in accordance with the Parking Agreement.

      (d) In addition to the parking permits prescribed above, Tenant may request one or more additional permits for unreserved parking in either the Off-Site Garage or the On-Site Garage (the "Availability Permit(s)"); and Landlord agrees that for as long as Landlord in its sole discretion deems it able to do so, Landlord shall make available one or more of the Availability Permit(s) requested by Tenant. All Availability Permits which Tenant may acquire shall be issued solely on a month-to-month basis and subject to recall, in whole or in part, based on the then present and anticipated future parking needs for the Building, as determined by Landlord in its sole discretion. The Parking Fees for any Availability Permit(s) which Tenant may acquire shall be the same as prescribed in the immediately preceding grammatical paragraph; however, Landlord at its option may revise the Parking Fees for Availability Permit(s) to the Parking Fees charged from time to time by Landlord to other users of such parking permits. Notwithstanding the foregoing, each Availability Permit will be leased solely on a month-to-month basis, and either Landlord or Tenant may terminate the lease of an Availability Permit by providing the other written notice of its election to terminate the lease of such Availability Permit no less than thirty (30) days prior to any such termination.

      7. Tenant's Monument Sign. Landlord and Tenant acknowledge that the Building does not currently have an exterior, ground level, tenant monument sign. Landlord agrees to cooperate in good faith with Tenant to determine a mutually acceptable location either for a monument sign or for ground floor signage on the Building, as well as the size, shape and general concept scheme of the sign. The monument sign, if erected, would be designed and installed at Landlord's cost. During the Term of this Lease, Tenant, at Tenant's cost, would have the right to one line of identification on the monument sign or ground floor signage on the Building.

      8. Tenant's Right of First Refusal. Paragraph 60 of the Original Lease, as well as Paragraph 8 of the above-described Fourth Amendment to Office Lease and the above-described Fifth Amendment to Office Lease, are hereby rendered inoperative and of no further force or effect. Instead, Landlord hereby agrees that throughout the Term of this Lease and as long as no uncured event of default has occurred under this Lease, Tenant shall have a right of first refusal to lease any vacant space in the area(s) located on the 14th floor though and including the 21st


                                       5
EIGHTH AMENDMENT TO OFFICE LEASE
floor and in the area(s) located on the 24th floor through and including the 26th floor (i.e., all of the so-called Low-Mid Rise Elevator Stack of the Building other than the 22nd and 23rd floors), as well as any vacant space contiguous to the Premises in the so-called Low Rise Elevator Stack of the Building (with all such the designated areas being hereinafter referred to as the "Designated Areas"), which Landlord intends to market for lease to a party or parties other than the current tenant(s) thereof. The right granted by this Paragraph 8 shall apply throughout the Term of this Lease and any renewals or extensions thereof; however, such right is subject to the following terms and conditions:

    If a proposed tenant, i.e., other than the current tenant in the space, gives Landlord an expression of interest in leasing then vacant space within any of the Designated Areas (either as a separate leased premises or together with space outside the Designated Areas), and if Landlord intends to enter into a lease with the proposed tenant for such space, Landlord shall deliver to Tenant a written notice which (i) specifies the portion or portions of the Designated Areas and, if applicable, any other space in the Building which the proposed tenant wishes to lease and Landlord intends to allow to be leased along with the portion or portions of the Designated Areas (all such space being referred to collectively as the "Refusal Space"), (ii) identifies the proposed tenant, (iii) summarizes what Landlord considers to be the most significant business terms of the proposed lease, and (iv) offers to lease the Refusal Space to Tenant on the same terms and conditions as Landlord intends to offer to the proposed tenant. Tenant shall then have a period of three (3) business days from the delivery of such notice (the "Delivery Date") to accept the lease offered by Landlord. If within such 3 business day period Tenant does not give Landlord written notice of its acceptance of the lease offered by Landlord (time being of the essence), then Landlord shall be entitled to execute with the proposed tenant identified in Landlord's notice to Tenant (or with an "affiliated entity," i.e., an entity affiliated to such identified proposed tenant by common ownership), a lease of the Refusal Space for the same or better (for Landlord) terms as stated in the notice to Tenant. If within one hundred eighty (180) days after the Delivery Date Landlord does so execute a lease of the Refusal Space, this right of first refusal shall abate as to that portion of the Refusal Space which is in the Designated Areas, until the expiration of such lease and any extensions or renewals thereof. If Landlord does not execute a lease of the Refusal Space with the proposed tenant or an affiliated entity within one hundred eighty (180) days after the Delivery Date, then Landlord shall again comply with the terms of this Paragraph 8 in marketing the portion of the Refusal Space which is in the Designated Areas.

      9. Tenant's Conditional Right to Create a Separate Lease for the 20th Floor. Tenant advises Landlord that it has formed or is in the process of forming a new entity to be named SAMCO Holdings, Inc. ("SAMCO Holdings"), as described in Tenant's Form S-1 filed with the United States Securities and Exchange Commission on September 15, 2005, and specifically in the paragraphs entitled "Split off transaction" which are included in the section of that Form S-1 which is entitled "Management's discussion and analysis of financial condition and results of operations". Landlord hereby agrees that as long as no uncured event of default has occurred under this Lease, then at any time after the 2006 Expansion Effective Date, Tenant may request Landlord to remove the 20th floor portion of the Premises (the "20th Floor Premises") from the

EIGHTH AMENDMENT TO OFFICE LEASE

Premises covered by this Lease in exchange for Landlord's lease of the 20th Floor Premises with SAMCO Holdings (the "SAMCO Lease"); and Landlord agrees that it will accommodate Tenant's request if in Landlord's judgment, not to be unreasonably withheld, the financial condition and business operations of SAMCO Holdings are sufficient to assure Landlord of SAMCO Holdings's likely compliance with the terms of the SAMCO Lease. If such removal of the 20th Floor Premises and such SAMCO Lease is effected, then (i) the terms of the SAMCO Lease will be exactly the same as the terms of this Lease, with the exception that all terms relating to Rentable Square Footage, either directly or indirectly (such as rentals, parking permits, etc.) shall be reduced proportionately relative to the Rentable Square Feet in the 20th Floor Premises, (ii) the terms of this Lease relating to Rentable Square Footage, either directly or indirectly, will be revised to specify terms which are proportionately reduced from what existed immediately prior to the SAMCO Lease, and (iii) Tenant shall have no further obligation under this Lease with respect to the 20th Floor Premises.

      10. Tenant's Renewal Option. Landlord and Tenant hereby agree that Paragraph 61 of the Original Lease (entitled "Option to Extend Lease Term") shall continue to apply to this Lease. i.e., there is one remaining 5-year renewal option available to Tenant pursuant to such Paragraph 61.

      11. Tenant's Termination Right. Notwithstanding anything contained in this Lease to the contrary, Landlord agrees that as long as no uncured event of default has occurred and remains uncured under this Lease, Tenant may terminate this Lease (and, accordingly, the Garage License Agreement and the Antenna License Agreement) effective as of the close of business on the last day of any calendar month (the "Termination Month") after December 31, 2013, which is at least twelve (12) full months subsequent to the month (the "Notice Month") during which a written termination notice (the "Termination Notice") is delivered by Tenant to Landlord, it being agreed by Landlord and Tenant that such written Termination Notice may be delivered at any time after -- but not before -- December 31, 2012. Tenant agrees that if it delivers to Landlord a Termination Notice as contemplated in this Paragraph 11, then it shall be unconditionally and irrevocably obligated as follows:

      (a) Paragraph 2 hereinabove shall be deemed amended to provide that the Term of this Lease (and, accordingly, the terms of the Garage License Agreement and the Antenna License Agreement) ends on the last date of the Termination Month.

      (b) Tenant must remain current in its rentals and other obligations under this Lease through the date of termination.

      (c) Tenant's Termination Notice must be accompanied by Tenant's payment to Landlord (i.e., a payment in addition to all rentals and other financial obligations specified elsewhere in this Lease) of a Termination Fee in the amount described below.

      (d) Tenant must vacate the Premises by the close of business on the last day of the Termination Month.

EIGHTH AMENDMENT TO OFFICE LEASE

For purposes of this Paragraph 11, the term "Termination Fee" shall equal the following:

      (i) Unless the Premises has increased due to Tenant's exercise of a right of first refusal as prescribed in Paragraph 8 above, the Termination Fee will be $1,631,102.50.

      (ii) If the Premises has increased due to Tenant's exercise of a right of first refusal as prescribed in Paragraph 8 above, or if for any other reason the Premises has been expanded to a size greater than as is provided in this Eighth Amendment, the Termination Fee will be equal to the sum of $1,631,102.50 plus 50% of the remaining lease obligation for the additional space leased.

      12. Further Revisions to the Current Lease. Effective immediately, the notice address for Landlord is as follows: Management Office, Suite L 100, 1700 Pacific Avenue, Dallas, Texas 75201, or at such other place as Landlord may designate from time to time in writing. In addition, Landlord hereby agrees to the following additional revisions to the Current Lease:

      (a) The next-to-last sentence in the first subparagraph in Paragraph 7 of the Original Lease (with the subparagraphs in Paragraph 7 of the Original Lease being indented with "bullet" paragraph identifications) states: "Tenant shall pay Landlord as additional Rent for extra service within 5 days after receipt of a bill therefor the greater of (A) the actual cost of the extra service [if more than one tenant has requested and is furnished after-hours HVAC service for the same hour(s) the charge will be prorated if reasonably possible], or (B) $50 per hour per floor (whole or partial) of after-hours HVAC service." Landlord and Tenant hereby agree that effective as of the 2006 Expansion Effective Date, that sentence shall be deleted in its entirety from the Lease and the following sentence substituted in its place: "Tenant shall reimburse Landlord as additional Rent for after-hours HVAC service the actual cost incurred by Landlord, without markup, in furnishing the after-hours HVAC service to Tenant, such reimbursement to be paid by Tenant to Landlord within five (5) business days after Tenant's receipt of a written statement from Landlord."

      (b) Supplementing the requirements imposed upon Landlord pursuant to the first sentence in Paragraph 7 of the Original Lease, Landlord agrees that it shall ensure that the Building common areas (including restrooms) on any floor which Tenant is an occupant are in compliance with all Applicable Laws (as defined in Paragraph 14(a) of the Original Lease), including but not limited to the Americans with Disabilities Act (ADA) and Texas Accessibility Standards (TAS), both at the time of Tenant's possession of the Premises and throughout the extended Term of this Lease as prescribed in Paragraph 2 above, as well as any extensions thereof. In this regard, Landlord further assures Tenant that such common areas are currently in compliance with Applicable Laws.

      (c) Also supplementing the requirements imposed upon Landlord pursuant to the first sentence in Paragraph 7 of the Original Lease, Landlord agrees that to the extent

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EIGHTH AMENDMENT TO OFFICE LEASE
            mold is found in the Project which is reasonably deemed likely to cause any health concerns to people who work in, or visit, the Project, and to the extent that the mold was not created by Tenant, then Landlord shall cause such mold to be removed from the Project as soon as is reasonably possible so as not to cause any health concerns to people who work in, or visit, the Project.

      (d) Supplementing the requirements imposed upon Landlord pursuant to the first sentence in Paragraph 38(e) of the Original Lease, Landlord agrees that it shall comply with all laws applicable to hazardous substances (as that term in defined in Paragraph 38(a) of the Original Lease. Landlord agrees that Tenant shall have no obligations as to hazardous substances that exist in the Project as of the date this Eighth Amendment is signed or that subsequently are found in the Project, except to the extent such hazardous substances are placed in the Project by Tenant.

      (e) The following sentence is hereby added to the conclusion of Paragraph 9(a) of the Original Lease: "Notwithstanding anything to the contrary in this Paragraph 9(a), Landlord shall not be permitted to collect more than 100% of the Operating Costs from tenants in the Project."

      (f) Paragraph 57 of the Original Lease is hereby deleted in its entirety.

      (g) Paragraph 27(h) is hereby deleted in its entirety. Landlord agrees that Tenant's abandonment of the Premises will not be a violation of this Lease as long as Tenant is not in default either as to its payment obligations under this Lease or as to Tenant's other obligations prescribed in this Lease that are not related to its occupancy of the Premises (such as maintaining insurance as prescribed in this Lease).

      (h) Supplementing Paragraph 32(a) of the Original Lease, Landlord hereby assures Tenant that other than the ground leases reflected in Exhibit B of the Original Lease, there are no other leases affecting the Premises. Landlord further assures Tenant that the assurance of quiet enjoyment which is contained in Paragraph 33 of the Original Lease is in no way reduced or adversely affected by Landlord's disclosure of such ground leases to Tenant.

      (i) Supplementing subparagraph (i) of Paragraph 11(a) of the Original Lease, Landlord hereby agrees that all of the subsidiaries and "Affiliates" (defined in such subparagraph in the Original Lease) shall be entitled to occupy and use the Premises during the Term of this Lease.

      13. Brokerage Commissions. Landlord and Tenant hereby represent and warrant to each other that, other than commissions due and payable by Landlord to Trammell Crow Company (representing Landlord in this transaction) and The Staubach Company - Southwest, Inc. (representing Tenant in this transaction), each of whom will be compensated by Landlord pursuant to a separate commission agreement between the Landlord and each respective

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EIGHTH AMENDMENT TO OFFICE LEASE
brokerage company so named, no commission is due and payable to any broker or other leasing agent in connection with this Eighth Amendment as a result of its own dealings with any broker or leasing agent. In this regard, Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys' fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

      14. SNDA. Contemporaneously with the execution of this Eighth Amendment, Landlord has delivered to Tenant a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") from Landlord's mortgagee, on the standard form used by such mortgagee which either (i) has been executed by Landlord's mortgagee or (ii) has been accompanied by evidence acceptable to Tenant that the mortgagee will execute such SNDA promptly after Tenant executes it.

      15. Full Force and Effect. In the event any of the terms of the Current Lease conflict with the terms of this Eighth Amendment, the terms of this Eighth Amendment shall control. Except as amended hereby, all terms and conditions of the Current Lease, as well as the terms of the Garage Space License and the Antenna License, shall remain in full force and effect, and Landlord and Tenant hereby ratify and confirm the Lease as amended hereby. The Current Lease, as amended herein, together with the Garage Space License and the Antenna License, constitute the entire agreement between the parties hereto, and no further modification of this Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

      16. Execution Requirement; Effective Date; Counterparts; Telecopy. The submission by Landlord of this Eighth Amendment to Tenant for examination, negotiation or signature does not constitute an option for, or a representation by, Landlord. This Eighth Amendment shall be effective if and when (and only if and when) it has been executed by both Landlord and Tenant. When such condition has been satisfied, the effective date of this Eighth Amendment shall be the latest date accompanying a signature by Landlord and Tenant below; and if either or both signatures fail to be accompanied by a date, then the date of such signature(s) shall be established by the best alternative evidence. Counterpart execution and delivery of a signed copy by telecopy transmission shall be effective with regard to the signing party(ies).

EIGHTH AMENDMENT TO OFFICE LEASE

LANDLORD:

BERKELEY FIRST CITY, L.P.,
a Delaware limited partnership

By:   KAL First City L.L.C., a Delaware
      limited liability company and sole
      general partner

      By:/s/ Jon Hamilton
         ---------------------------
            Jon Hamilton, Manager

Date: _________________, 2006




TENANT:

PENSON WORLDWIDE, INC.,
a Delaware corporation

By:/s/ Roger J. Engemoen, Jr.
   ---------------------------------------------------------
Name: Roger J. Engemoen, Jr.
     -------------------------------------------------
Title:      Chairman
      ------------------------------------------

Date: _________________, 2006



                                       11

EIGHTH AMENDMENT TO OFFICE LEASE